UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Maritrans Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In connection with the proposed acquisition of Maritrans Inc. (the “Company”) by Overseas Shipholding Group, Inc., the following email was sent by Jonathan Whitwurth, the Company's Chief Executive Officer, to the Company employees on October 18, 2006:
October 18, 2006
Maritrans Integration Planning Update
Operations Structure Announced
A shoreside employee town hall meeting was held this week, attended by Morten Arntzen, President and CEO of OSG, where we announced the first phase of the post-merger organizational structure of the new U.S. Flag Strategic Business Unit (SBU).
Due to the enormous number of seafarers we must recruit to crew the all of the new vessels coming into the fleet over the next few years, we chose to initially focus our planning on vessel operations, maintenance and marine personnel. Therefore, the following new positions have been established:
- Norm Gauslow; Vice President, U.S. Flag Marine Labor Relations
- Jack Robinson; Vice President, U.S. Flag Marine Operations
- Chris Flanagan; Vice President, U.S. Flag Marine Technical
As the crewing, operational and technical leaders of the U.S. Flag SBU, all three positions will report to both me and to Captain Bob Johnston, OSG Senior Vice President and Head of Shipping Operations following the closing of the acquisition. As the integration planning continues, additional decisions will be made with respect to the organizational structure of commercial, financial and corporate service operations. Morten and I look forward to continuing to provide updates on the progress of integration planning following next week’s integration kick-off meeting slated to be held on Wednesday, Oct. 25, 2006.
Please be reminded that all current titles and responsibilities are still in affect and that all future organizational, policy or procedural announcements will not go into affect until after the transaction closes.
Additional Information and Where to Find It:
This material is not a substitute for the proxy statement Maritrans will file with the Securities and Exchange Commission. Investors are urged to read the proxy statement, including detailed risk factors, when it becomes available, because it will contain important information. The proxy statement and other documents, which will be filed by Maritrans with the Securities and Exchange Commission, will be available free of charge at the SEC’s website, www.sec.gov, or by visiting Maritrans’ website at http://www.maritrans.com. Maritrans and certain of its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from Maritrans’ shareholders in connection with the proposed transaction. Investors may obtain a detailed list of names, affiliations and interests of Maritrans participants in the solicitation of proxies of Maritrans’ shareholders by reading the proxy statement when it becomes available.
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